                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                October 17, 2002
                        ----------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

          ENVIRNOMENTAL STRATEGIES AND TECHNOLOGIES INTERNATIONAL, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                               PHONE-NET.COM, INC
                           --------------------------
                           (Former name of Registrant)

         Florida                      __________               98-019822
----------------------------      ------------------        ---------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)

               16 West 46th St 7th Floor, New York New York 10039
           -----------------------------------------------------------
           (Address of Principal Executive Offices including zip code)

                                  212-504-8206
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     NONE.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Share Exchange, Environmental Strategies and Technologies
International, Inc. acquired 100% ownership of Engineering Acquisitions, Inc.

                                    EMPLOYEES

Engineering Acquisitions Inc. has 3 full time employee, 46 independent representatives and 1,300 cooperating intermediaries worldwide.

                                   LITIGATION

There is no outstanding material litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

On May 2, 2002 Engineering Acquisitions, Inc. and Nicholas J. Malino filed a complaint against Ms. Krystal Powell, a former employee and Mr. Vincent Ray, a friend of Ms. Powell for the misappropriation of $16,500. Ms. Powell and Mr. Ray have not denied the allegations and a judgment is expected to be issued by the
Civil Court of the City of New York in favor of Engineering Acquisitions, Inc.

                                   MANAGEMENT

Information as to the directors and officers of the Company is as follow:

Nicholas J. Malino

Mr. Malino spent 8 years with Corning, Inc. mainly being involved mainly in
M&A activities of its Laboratory Sciences Division. Subsequent to that he spent six years as President and CEO of ATC Group Services, Inc. a $160 million engineering services company based in New York City. Mr. Malino has raised over
$250 million in various debt and equity offerings and has been directly involved in mergers and acquisitions both on the buy and sell side of public and private properties with total revenues of over half a billion dollars. He also has experience in MBO's, IPO's, leveraged buyouts, and public and private placements of debt and equity. Mr. Malino has a Master's Degree in Biology and an MBA in
Finance from the University of Bridgeport.

John J. Smith, Esq.

Mr. Smith spent 10 years as General Counsel for Environmental Affairs with the
State of South Dakota. Subsequent to that he spent 10 years at ATC Group
Services, Inc. as General Counsel and headed the due diligence and legal team for Mergers and Acquisitions. He participated in the placement of debt and equity offerings and also has extensive experience in MBO's, IPO's leveraged buyouts, and public and private placements of debt and equity. Mr. Smith has a
BS degree from Columbia University and a JD from the University of South Dakota.

Oleg Reznik

Oleg Reznik, is EngAcq's technology practice director. He comes to Engineering
Acquisitions, Inc with nearly 8 years of technology, eBusiness operations and consulting experience.

Prior to joining Engineering Acquisitions, Inc, Reznik served as a Senior VP of
Interactive Services at Streamedia Communications Inc, overseeing its U.S.
branch office network and maintaining daily operational excellence and quality service delivery. His responsibilities included setting strategic direction, supervising client projects, managing internal operations, and building new business. In addition to developing Streamedia's internal strengths, Reznik played a key role in shaping the business strategies that lead to dramatic marketplace results for such clients as Aerosoles International Group, Orange
Glo International, and Dover Corporation.

Reznik also founded Eons Ahead Inc. in 1996, a New York new media agency, and led the company through two years of phenomenal growth before its acquisition by
Streamedia Communications Inc. (NASDAQ: SMIL). As its Executive Vice President
of Operations, he drove Eons Ahead to profitability by establishing client management and project development methodologies that allowed Eons Ahead to provide exemplary services on time, and on budget to such clients as American
Express, Aerosoles Group and Track Data Corporation.

Oleg's many years as a successful executive, entrepreneur and consultant bring needed experience, knowledge and wealth of relationships within the technology sector.

                             EXECUTIVE COMPENSATION

Environmental Strategies and Technologies has enter into an Executive employment contract with Nick Malino. Mr. Malino has earn an annual salary equal to
$150,000 dollars for the first six months of the contract and the earn $200,000 a year until December 31, 2003 and increasing his salary to $250,000from January
1, 2004 until December 31, 2004.

                              RELATED TRANSACTIONS

Transactions with Management and Related Transactions:

NONE

Indebtedness of Management

No member of the management, officers, or directors is or has been indebted to the Company. No director or officer is personally liable for the repayment of amounts by any financing received by the Company.

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

NONE.

ITEM 5.          OTHER EVENTS

CANCELATION OF LOI WITH SMC.

ITEM 6   RESIGNATION OF REGISTRANT'S DIRECTORS

NONE.

ITEM 7.          FINANCIAL STATEMENTS

It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule
S-X.

ITEM 8.          CHANGE IN FISCAL YEAR

NONE.

                                    EXHIBITS

1.1      Share Exchange Agreement between Environmental Strategies and
         Technologies International, Inc. and Engineering Acquisitions, Inc
1.2      Employment Contract between Engineering Acquisition and Nicholas J
         Malino
1.3      CANCELATION OF LOI OR PLAN OF REORGANZATION WITH SMC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Strategies and Technologies International, Inc.

By:      /s/ Todd Violette
         ---------------------------
             Todd Violette, Director

Dated:  October 17, 2002